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EXHIBIT 99.3

           CERTIFICATION PROVIDED BY THE ADMINISTRATOR WITH FORM 10-K

Re: Origen Manufactured Housing Contract Trust 2004-B (the "Trust" or the"Issuer"), Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2004-B

I, W. Anderson Geater, Jr., the senior officer of Origen Servicing, Inc., the Administrator for Origen Manufactured Housing Contract Trust 2004-B (the "Registrant"), certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report, of Registrant;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution information required to be provided by the Indenture Trustee under the Indenture, and the servicing information required to be provided to the Indenture Trustee by the Servicer under the Servicing Agreement for inclusion in these reports, is included in these reports;

4. Based on my knowledge and upon the annual compliance statements included in the report and required to be delivered to the indenture trustee in accordance with the terms of the Servicing Agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the Servicing Agreement, and

5. The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the servicing, or similar, agreement, that is included in these reports.

In giving the certification above, I have reasonably relied on information provided to me by the Indenture Trustee and the Servicer.

Capitalized terms used but not defined herein have the meanings ascribed to them the Indenture, dated September 1, 2004 (the "Indenture"), among Origen Manufactured Housing Contract Trust 2004-B as issuer, and JPMorgan Chase Bank, N.A., as indenture trustee.

                                        Origen Servicing, Inc


                                        By: /s/ W. Anderson Geater, Jr.
                                            ------------------------------------
                                        Name: W. Anderson Geater, Jr.
                                        Title: Chief Financial Officer
                                        Date: April 17, 2006